EXHIBIT 23.1


                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Advantica Restaurant Group, Inc.'s Registration Statements Nos. 333-53031, 333-58169, 333-58167 and 333-95981 (such Registration Statement also constitutes a post-effective amendment to Registration Statement No. 333- 53031) on Form S-8 of our report dated May 22, 2001, appearing in this Annual Report on Form 10-K/A of the Advantica Salaried 401(k) Plan and the Advantica Hourly/HCE 401(k) Plan for the year ended December 31, 2000.


DELOITTE & TOUCHE LLP
Greenville, South Carolina
June 25, 2001